UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2024, RumbleOn, Inc. (the “Company”) entered into a Support and Standby Purchase Agreement (the “Support and Standby Purchase Agreement”) with Stone House Capital Management, LLC, which is a holder of Class B common stock, par value $0.001 per share (the “Class B common stock”) and is managed by Mark Cohen, a member of the board of directors of the Company (together with its affiliates, the “Standby Purchaser”), and Mark Tkach and William Coulter, each of whom is a holder of Class B common stock and a member of the board of directors of the Company (collectively, the “Support Purchasers” and, together with the Standby Purchaser, the “Investors”). The Support and Standby Purchase Agreement provides that, among other things:

●	the Company will conduct a $10.0 million fully backstopped registered rights offering (the “Rights Offering”) at the aggregate Subscription Price (as defined below);

●	each Support Purchaser will exercise all of his respective Subscription Rights (as defined below) in full prior to the expiration of the Rights Offering; and

●	the Standby Purchaser will, within two business days after the closing of the Rights Offering, purchase from the Company in a private placement (the “Backstop Private Placement”) any shares of Class B common stock included in the Rights Offering that were not subscribed for and purchased by Eligible Stockholders (as defined below) (the “Backstop Securities”) at the same per share Subscription Price payable by Eligible Stockholders who elected to exercise their Subscription Rights in the Rights Offering.

The Support and Standby Purchase Agreement contains customary representations from the Company, on the one hand, and the Investors, on the other hand. It also contains customary covenants on the part of the parties, including, but not limited to, covenants relating to the Rights Offering being completed in accordance with the terms and conditions of the Support and Standby Purchase Agreement and the prospectus supplement and accompanying prospectus to be filed, the listing of the Class B common stock sold to the Standby Purchaser on The Nasdaq Capital Market (“Nasdaq”), public announcements, and indemnification. Under the Support and Standby Purchase Agreement, the Standby Purchaser acknowledged that any shares of Class B common stock sold to them have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be sold absent registration or an available exemption. The Support and Standby Purchase Agreement also requires the Company to execute a registration rights agreement that provides registration rights to the Investors in respect of any Backstop Securities that may be sold to them or any shares of Class B common stock sold to them under that certain standby purchase agreement, dated as of November 25, 2023, as amended, among the Company and the Investors.

The obligations of the parties to the Support and Standby Purchase Agreement to consummate the transactions contemplated by the Support and Standby Purchase Agreement are subject to certain customary conditions.

The Support and Standby Purchase Agreement also contains customary termination rights for the Company and the Investors. In particular, any party to the Support and Standby Purchase Agreement may terminate the agreement if the Rights Offering has not been consummated by December 31, 2024.

The foregoing description of the Support and Standby Purchase Agreement is qualified in its entirety by reference to the full text of the document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with regard to the Backstop Private Placement is incorporated herein by reference.

The Company expects the issuance of the Backstop Securities to be made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act for a transaction by an issuer not involving any public offering. The Standby Purchaser has represented that it is an “accredited investor” and that it is acquiring the Backstop Securities for investment only and not with a view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities laws.

The Company does not expect to pay or give, directly or indirectly, any commission or other remuneration, including underwriting discounts and commissions, in connection with the issuance of the Backstop Securities.

In connection with the Support and Standby Purchase Agreement, other than reimbursement of legal and other fees by the Company, the Investors will not receive any fees or other consideration.

Item 8.01. Other Events.

Commencement of Rights Offering

On November 26, 2024, the Company commenced the Rights Offering. The Company expects to receive aggregate gross proceeds of $10.0 million, less expenses related to the Rights Offering. The net proceeds from the Rights Offering will be used for general corporate purposes which may include repayment of the Company’s convertible senior 6.75% promissory notes due January 1, 2025. The proceeds raised will also satisfy, in part, the additional capital financing obligations of the Company pursuant to Amendment No. 9 dated November 11, 2024 to that certain term loan agreement entered into on August 21, 2021 by and among, the Company, certain subsidiaries, Oaktree Fund Administration, LLC, as administrative agent and collateral agent, and certain other lenders thereto. Pursuant to the Rights Offering, the Company will distribute at no charge to the holders of (i) its Class A common stock, par value $0.001 per share (“Class A common stock”, together with the Class B common stock, the “common stock”), and (ii) Class B common stock, in each case as of the close of business on November 25, 2024 (the “Record Date”), non-transferable subscription rights (the “Subscription Rights”) to purchase up to 2,392,344 shares of Class B common stock, at price of $4.18 per share (the “Subscription Price”). Each holder of common stock will receive one Subscription Right for each share of the common stock owned as of the Record Date. Each Subscription Right entitles the holder to purchase 0.0677 shares of Class B common stock. All holders of the common stock as of the Record Date (together, the “Eligible Stockholders”) will have the opportunity to participate in the Rights Offering and subscribe for newly issued shares of common stock in proportion to their respective ownership amount as of the Record Date. The Company will not issue any fractional shares of Class B common stock in the Rights Offering. Accordingly, as each Subscription Right represents the right to purchase 0.0677 shares of Class B common stock, an Eligible Stockholder must hold at least 15 shares of Class A common stock or Class B common stock to receive sufficient Subscription Rights to purchase at least one share of Class B common stock in the Rights Offering. Eligible Stockholders will not be entitled to exercise an over-subscription privilege to purchase additional shares of Class B common stock that may remain unsubscribed as a result of any unexercised Subscription Rights.

The Subscription Rights will expire and will have no value if they are not exercised prior to 5:00 p.m. Eastern Time, on December 12, 2024 (the “Expiration Time”), unless extended by the Company. The Company reserves the right to cancel, terminate, amend, or extend the Rights Offering at any time prior to the Expiration Time. However, pursuant to the Support and Standby Purchase Agreement, the Company may not amend the terms of the Rights Offering or cancel the Rights Offering at any time prior to the Expiration Time of the Rights Offering for any reason, unless required by applicable law or any governmental authority, without the prior consent of the Investors (such consent not to be unreasonably delayed, conditioned or withheld).

The Rights Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Reg. No. 333-281862) on file with the Securities and Exchange Commission (the “SEC”) and a prospectus supplement (and the accompanying base prospectus) filed with the SEC on November 26, 2024.

Copies of the prospectus supplement (and accompanying base prospectus) can be accessed through the SEC’s website and subscription documents will be distributed to all Eligible Stockholders beginning on or about November 26, 2024. Holders of shares of common stock held in “street name” through a brokerage account, bank or other nominee should contact their broker, bank or other nominee for details regarding participation in the Rights Offering. For any questions or further information about the Rights Offering, please contact Broadridge Corporate Issuer Solutions, LLC, which will be acting as the information agent for the Rights Offering, at (888) 789-8409 (Toll-Free), or via email at shareholder@broadridge.com.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any offer, solicitation or sale of any securities of the Company in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of such state or jurisdiction.

In connection with the Rights Offering, the Company is filing certain ancillary documents as exhibits 4.1, 10.1, 23.1, 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 to this Current Report on Form 8-K for the purpose of incorporating such items by reference as exhibits to the registration statement. In particular, in connection with the Rights Offering, the Company is filing, as Exhibit 5.1, the opinion of Snell & Wilmer L.L.P., counsel to the Company, in connection with the issuance of the common stock upon exercise of the Subscription Rights. The foregoing descriptions of exhibits 4.1, 5.1, 10.1, 23.1, 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 do not purport to be complete, and each is qualified in its entirety by reference to the full text of such exhibit.

On November 26, 2024, the Company issued a press release announcing the launch of the Rights Offering. A copy of the press release is attached as Exhibit 99.7 to this Current Report on Form 8-K.

Cautionary Note on Forward Looking Statements

This Current Report on Form 8-K contains statements that constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, those regarding the Company’s plans to launch a Rights Offering, the anticipated final terms, timing and completion of the proposed Rights Offering, and the use of proceeds from the proposed Rights Offering. Forward-looking statements generally can be identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “hopes,” “may,” “plan,” “possible,” “potential,” “predicts,” “projects,” “should,” “targets,” “would” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from current expectations and beliefs, including, but not limited to, risks and uncertainties related to: whether the proposed transactions will be completed in a timely manner, or at all; the risk that all of the closing conditions for the proposed Rights Offering are not satisfied; the occurrence of any event, change or other circumstance that could cause the Company not to proceed with the Rights Offering; the determination of the final terms of the proposed Rights Offering; the satisfaction of customary closing conditions related to the proposed Rights Offering; risks related to the diversion of management’s attention from the Company’s ongoing business operations; the impact of general economic, industry or political conditions in the United States or internationally, as well as the other risk factors set forth under the caption “Risk Factors” in the registration statement, as amended, and in Company’s Annual Report for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarters ended March 30, 2024, June 30, 2024 and September 30, 2024 and in any other subsequent filings made with the SEC by Company. There can be no assurance that Company will be able to complete the proposed Rights Offering on the anticipated terms, or at all. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Form of Rights Certificate
5.1	Opinion of Snell & Wilmer L.L.P.
10.1	Support and Standby Purchase Agreement, dated as of November 26, 2024, by and among the Company, Mark Tkach, William Coulter and Stone House Capital Management, LLC
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1)
99.1	Instructions as to Use of Subscription Rights Certificate
99.2	Form of Notice to Stockholders Who Are Record Holders
99.3	Form of Notice to Stockholders Who Are Acting as Nominees
99.4	Form of Notice to Clients of Stockholders Who Are Acting as Nominees
99.5	Form of Nominee Holder Certification
99.6	Form of Beneficial Owner Election Form
99.7	Press Release dated November 26, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: November 26, 2024	By:	/s/ Tiffany Kice
Tiffany Kice
Chief Financial Officer

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